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                                                                  Exhibit 23.3




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 1996, except as to Note 16, which is as of September 10, 1996 and except as to the pooling of interests with Valley Industries, Inc. and with Squeri Foods, Inc. which is as of November 14, 1996, which appears on page F-35 of U.S. Foodservice, Inc.'s Form 8-K/A-1 dated March 9, 1998.



PRICE WATERHOUSE LLP

Linthicum, Maryland
March 6, 1998